UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2011

PENGRAM CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-52626	68-0643436
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1200 Dupont Street, Suite 2J
Bellingham, WA	98225
(Address of principal executive	(Zip Code)
offices)

Registrant's telephone number, including area code (360) 255-3436

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Grant of Options to Directors and Executive Officers under the 2011 Stock Incentive Plan

On August 5, 2011, Pengram Corporation ("the Company") granted non-qualified stock options to the officers and directors of the Company and its subsidiary to purchase a total of 3,500,000 shares of the Company's common stock under the Company's 2011 Stock Incentive Plan (the "Option Plan"). The options granted are exercisable immediately at a price of $0.065 per share and expire two years after the grant date.

	Total Number of
	Shares Subject to	Exercise Price
Name	Options	Per Share	Expiration Date

RICHARD W. DONALDSON President, Secretary Treasurer & Director of Pengram Corporation	1,000,000	$0.065	August 4, 2013

DAVID K. RYAN Director of Magellan Acquisition Corp.	1,000,000	$0.065	August 4, 2013

DON ARCHIBALD Director of Magellan Acquisition Corp.	1,000,000	$0.065	August 4, 2013

HOWARD METZLER Director of Pengram Corporation	500,000	$0.065	August 4, 2013

In addition to the options granted to the Company's directors and executive officers, the Company granted options to acquire an additional 2,000,000 shares of the Company’s common stock under the Option Plan to consultants and advisors of the Company. See Item 8 – Other Events, below.

A copy of the form of non-qualified stock option agreement for directors and executive officers is attached as an exhibit to this Current Report on Form 8-K.

SECTION 8 – OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

Grant of Options Pursuant to the Option Plan

On August 5, 2011, the Company granted non-qualified stock options to acquire an aggregate of 5,500,000 shares of the Company’s common stock under the Company’s Option Plan to various officers, directors and consultants of the Company. Each of the options was granted for a two year term with an exercise price of $0.065 per share. Of the 5,500,000 granted, 3,500,000 were issued to the Company's directors and executive officers and the remaining 2,000,000 were issued to various consultants and advisors.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

Exhibit Number	Description of Exhibit
10.1	Form of Non-Qualified Stock Option Agreement between Pengram Corporation and Directors and Officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENGRAM CORPORATION

Date:	August 5, 2011

		By:	/s/ Richard W. Donaldson
RICHARD W. DONALDSON
President and Chief Executive Officer